UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  February 1, 2013

Commission File Number:   000-03718

Park City Group, Inc.
(Exact name of small business issuer as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)
371454128
(IRS Employer Identification No.)

299 S Main Street, Suite 2370, Salt Lake City, Utah 84111
(Address of principal executive offices)

435-645-2100
(Registrant's Telephone number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Park City Group, Inc. (the "Company") today announced that Mr. Ronald C. Hodge was appointed to its Board of Directors, effective February 1, 2013. Mr. Hodge is not currently serving on any Board committees. A press release announcing Mr. Hodge's appointment is attached to this Current Report on Form 8-K as Exhibit 99.1.

Mr. Hodge is an advisor to Delhaize America, LLC, a role he transitioned into following his time as Delhaize America's Chief Executive Officer from March 2011 to October 2012. Prior to Delhaize America, Mr. Hodge enjoyed a 31-year long career with with Hannaford Bros. Co., during which he served in various executive roles, including Hannaford's Chief Executive Officer from 2001 to 2011. While leading the start-up of Hannaford's entry into upstate New York, Mr. Hodge was elected Chairman of the New York State Food Merchant's Association, and served on several Community Agency Boards of Directors. Mr. Hodge holds a Bachelor of Science degree in business administration from Plymouth State College, Plymouth, New Hampshire.

There are no arrangements or understanding pursuant to which Mr. Hodge was appointed as a director, and there are no related party transactions between the Company and Mr. Hodge that would require disclosure under Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Park City Group, Inc.

Date:   February 6, 2013
By:	/s/ Randy Fields

Name: Randy Fields
Title: Chief Executive Officer

Exhibit Index

Exhibit No.	Description
EX-99.1	Press Release dated February 6, 2013